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EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-57234) to register 2,269,420 shares of common stock of our report dated July 28, 2000, except for Note N as to which the date is September 7, 2000, relating to the financial statements which appear in ImmunoGen, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                                /s/ PRICEWATERHOUSECOOPERS LLP
                                                ------------------------------
                                                PricewaterhouseCoopers LLP

Boston, Massachusetts
March 23, 2001